Exhibit 99.1
Health Catalyst Reports Fourth Quarter and Year End 2024 Results
SALT LAKE CITY, UT, February 26, 2025 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter and year ended December 31, 2024.
“For the full year 2024, I am pleased to share that we achieved strong performance across our business, including total revenue of $307 million and Adjusted EBITDA of $26 million. Additionally, I am encouraged with our Technology segment, which had revenue of $195 million for full-year 2024 and $52 million for the fourth quarter of 2024, which represents 10% growth year-over-year. I am pleased with this progress and excited that we anticipate a continued reacceleration of topline growth for full year 2025, with our Tech segment growing faster than the total business. Likewise, I am pleased with our profitability progress and excited that we have raised our target for 2025 Adjusted EBITDA by $2 million, to approximately $41 million.” said Dan Burton, CEO of Health Catalyst.

"As part of our annual planning process, we’re grateful to share a few governance and leadership updates. First, we are thrilled to welcome Dr. Jill Hoggard Green to the Health Catalyst Board of Directors as of December 1, 2024. Jill is the former Chief Executive Officer of The Queens Health System and has been an extraordinary leader throughout her career. We are excited for Jill to be a member of our Board. Next, we wanted to take a moment to thank Anita Pramoda for her dedicated service as a member of our Board. After nearly a decade, she will complete her service on March 1, 2025. We are deeply grateful for her meaningful contributions. Finally, I’m excited to announce recent promotions to our leadership team. Dr. Daniel Samarov has been promoted to Chief AI Officer. In addition, Allie Coronis, Senior Vice President of Tech-Enabled Managed Services, and Dan Heinmiller, Senior Vice President of Implementation Services, have been appointed to our company-wide leadership team. We’re looking forward to the meaningful impact these leaders will have in their new roles."

Financial Highlights for the Three and Twelve Months Ended December 31, 2024
Key Financial Measures

	Three Months Ended December 31,		Year over Year Change	Twelve Months Ended December 31,		Year over Year Change
	2024	2023		2024	2023
GAAP Financial Measures:	(in thousands, except percentages)			(in thousands, except percentages)
Revenue	$79,606	$75,084	6%	$306,584	$295,938	4%
Gross profit	$28,618	$23,902	20%	$114,503	$104,002	10%
Gross margin	36%	32%		37%	35%
Net loss	$(20,673)	$(30,312)	32%	$(69,502)	$(118,147)	41%
Non-GAAP Financial Measures:(1)
Adjusted Gross Profit	$37,121	$34,693	7%	$149,533	$144,060	4%
Adjusted Gross Margin	47%	46%		49%	49%
Adjusted EBITDA	$7,911	$1,352	485%	$26,105	$11,021	137%
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(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Other Key Metrics

	As of December 31,
	2024	2023	2022
Platform Clients(1)	130	109	98

	Year Ended December 31,
	2024	2023	2022
Dollar-based Retention Rate (legacy)(2)	100%	100%	100%
Dollar-based Retention Rate (Tech + TEMS)(3)	102%
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(1) We have updated the name and definition of this key metric to Platform Clients from DOS Subscription Clients to better reflect the deep, long-standing, multi-faceted relationships we strive to build with the entities we serve. Platform Clients have historically been defined as clients who directly or indirectly access our platform via a technology subscription contract. Direct access to our platform has included access to our DOS platform, Ignite platform, or Ninja Universe. Indirect access to our platform has included platform module components such as Ignite connectors, Healthcare.AI, Pop Analyzer, IDEA, and other platform components. Given the modularity of our Ignite platform, we anticipate Ignite infrastructure will be included in all of our technology Solutions in the near future and many of our Solutions already include Ignite components. Accordingly, beginning in 2025, Platform Clients will be defined as: (i) all Platform Clients as of December 31, 2024 under our historical definition (i.e., these clients will be included in our Platform Client count going forward until they cease to have an active subscription as of the end of the period), and (ii) going forward in 2025 and beyond, any technology client that signs contracts with at least $100,000 of incremental total annual recurring revenue (ARR) and non-recurring revenue in a given calendar year, inclusive of clients that come through acquisition if we first begin recognizing revenue for the client post-acquisition and that total ARR and non-recurring revenue exceeds $100,000 in that calendar year, so long as such client maintains an active subscription as of the end of the period. Once a client is designated as a Platform Client, it will continue to be a Platform Client unless it is no longer a client with an active subscription as of the end of the period. Please see our Annual Report on Form 10-K for the year ended December 31, 2024 expected to be filed with the SEC on or about February 26, 2025 for additional information.
(2) Dollar-based Retention Rate (legacy) is calculated as of a period end by starting with the sum of the technology and professional services ARR from our Platform Clients as of the date 12 months prior to such period end and then calculating the sum of the ARR from these same clients as of the current period end. Please see our Annual Report on Form 10-K for the year ended December 31, 2024 expected to be filed with the SEC on or about February 26, 2025 for additional information.
(3) Dollar-based Retention Rate (Tech + TEMS) is calculated as of a period end by starting with the sum of the technology ARR and Tech-Enabled Managed Services (TEMS) ARR from our Platform Clients as of the date 12 months prior to such period end (this calculation excludes professional services ARR and non-recurring revenue), calculating the sum of the ARR from these same clients as of the current period end (which includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new Platform Clients added in the current period who were not clients at the beginning of such period; this current period ARR may include acquired ARR from clients that overlap with the Platform Clients in a given calendar year), and then dividing the current period ARR by the prior period ARR. Please see our Annual Report on Form 10-K for the year ended December 31, 2024 expected to be filed with the SEC on or about February 26, 2025 for additional information.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the first quarter of 2025, we expect:
•Total revenue of approximately $79 million, and
•Adjusted EBITDA of approximately $4 million
For the full year of 2025, we expect:
•Total revenue of approximately $335 million,
•Technology revenue of approximately $220 million, and
•Adjusted EBITDA of approximately $41 million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details
We will host a conference call to review the results today, Wednesday, February 26, 2025, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 343-5172 for U.S. participants, or (203) 518-9856 for international participants, and referencing conference ID “HCATQ424.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst (Nasdaq: HCAT) is a leading provider of data and analytics technology and services that ignite smarter healthcare, lighting the path to measurable clinical, financial, and operational improvement. More than 1,000 organizations worldwide rely on Health Catalyst's offerings, including our cloud-based technology ecosystem Health Catalyst Ignite™, AI-enabled data and analytics solutions, and expert services to drive meaningful outcomes across hundreds of millions of patient records. Powered by high-value data, standardized measures and registries, and deep healthcare domain expertise, Ignite helps organizations transform complex information into actionable insights. Backed by a multi-decade mission and a proven track record of delivering billions of dollars in measurable results, Health Catalyst continues to serve as the catalyst for massive, measurable, data-informed healthcare improvement and innovation.

Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our and our CEO's social media accounts (including on LinkedIn), in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q1 and fiscal year 2025. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners; (v) macroeconomic challenges (including high inflationary and/or high interest rate environments, or market volatility caused by bank failures and measures taken in response thereto) and any new public health crisis; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024 that was filed with the SEC on November 7, 2024 and the Annual Report on Form 10-K for the year ended December 31, 2024 expected to be filed with the SEC on or about February 26, 2025. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Consolidated Balance Sheets
(in thousands, except share and per share data)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$249,645	$106,276
Short-term investments	142,355	211,452
Accounts receivable, net	57,182	60,290
Prepaid expenses and other assets	16,468	15,379
Total current assets	465,650	393,397
Property and equipment, net	29,394	25,712
Intangible assets, net	86,052	73,384
Operating lease right-of-use assets	12,058	13,927
Goodwill	259,759	190,652
Other assets	6,016	4,742
Total assets	$858,929	$701,814
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,433	$6,641
Accrued liabilities	26,340	23,282
Deferred revenue(1)	53,281	55,753
Operating lease liabilities	3,614	3,358
Current portion of long-term debt	231,182	—
Total current liabilities	325,850	89,034
Long-term debt, net of current portion	151,178	228,034
Deferred revenue, net of current portion	249	77
Operating lease liabilities, net of current portion	16,291	17,676
Other liabilities	154	74
Total liabilities	493,722	334,895

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.001 par value per share, and additional paid-in capital; 500,000,000 shares authorized as of December 31, 2024 and 2023; 64,043,799 and 58,295,491 shares issued and outstanding as of December 31, 2024 and 2023, respectively	1,552,714	1,484,056
Accumulated deficit	(1,186,672)	(1,117,170)
Accumulated other comprehensive (loss) income	(835)	33
Total stockholders’ equity	365,207	366,919
Total liabilities and stockholders’ equity	$858,929	$701,814

Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Technology	$51,598	$47,100	$194,852	$187,583
Professional services	28,008	27,984	111,732	108,355
Total revenue	79,606	75,084	306,584	295,938
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)(3)	18,821	16,719	67,812	62,474
Professional services(1)(2)(3)	26,094	27,857	97,993	101,631
Total cost of revenue, excluding depreciation and amortization	44,915	44,576	165,805	164,105
Operating expenses:
Sales and marketing(1)(2)(3)	11,242	17,271	54,387	67,321
Research and development(1)(2)(3)	15,002	20,288	57,950	72,627
General and administrative(1)(2)(3)(4)(5)	15,681	15,430	56,817	76,559
Depreciation and amortization	10,266	10,304	41,431	42,223
Total operating expenses	52,191	63,293	210,585	258,730
Loss from operations	(17,500)	(32,785)	(69,806)	(126,897)
Interest and other expense, net	(2,548)	2,616	637	9,106
Loss before income taxes	(20,048)	(30,169)	(69,169)	(117,791)
Income tax provision	625	143	333	356
Net loss	$(20,673)	$(30,312)	$(69,502)	$(118,147)
Net loss per share, basic	$(0.33)	$(0.53)	$(1.15)	$(2.09)
Net loss per share, diluted	$(0.33)	$(0.53)	$(1.15)	$(2.09)
Weighted-average shares outstanding used in calculating net loss per share, basic	62,377	57,476	60,185	56,418
Weighted-average shares outstanding used in calculating net loss per share, diluted	62,377	57,476	60,185	56,418
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(1)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$494	$458	$1,700	$1,866
Professional services	1,759	1,687	6,041	7,369
Sales and marketing	3,123	4,933	12,120	20,982
Research and development	2,305	2,536	7,696	11,213
General and administrative	3,131	3,397	12,571	14,326
Total	$10,812	$13,011	$40,128	$55,756

(2)    Includes acquisition-related costs, net as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Acquisition-related costs, net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$74	$65	$320	$273
Professional services	103	93	433	391
Sales and marketing	53	393	791	697
Research and development	91	200	703	787
General and administrative	4,012	1,904	7,817	3,609
Total	$4,333	$2,655	$10,064	$5,757

(3)    Includes restructuring costs, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Restructuring costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$484	$79	$496
Professional services	—	1,398	181	1,832
Sales and marketing	—	1,210	449	2,415
Research and development	—	3,051	443	3,337
General and administrative	—	624	936	742
Total	$—	$6,767	$2,088	$8,822

(4)     Includes litigation costs, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Litigation costs:	(in thousands)		(in thousands)
General and administrative	$—	$—	$—	$21,279

(5)     Includes non-recurring lease-related charges, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Non-recurring lease-related charges:	(in thousands)		(in thousands)
General and administrative	$—	$1,400	$2,200	$4,081

Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(69,502)	$(118,147)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	40,128	55,756
Depreciation and amortization	41,431	42,223
Investment discount and premium accretion	(4,757)	(9,720)
Impairment of long-lived assets	2,200	4,081
Non-cash operating lease expense	2,685	2,990
Provision for expected credit losses	1,202	1,821
Amortization of debt discount, issuance costs, and deferred financing costs	3,256	1,511
Deferred tax provision (benefit)	77	8
Change in fair value of contingent consideration liabilities	(1,642)	—
Other	141	67
Change in operating assets and liabilities:
Accounts receivable, net	4,281	(13,663)
Prepaid expenses and other assets	(50)	164
Accounts payable, accrued liabilities, and other liabilities	5,581	4,868
Deferred revenue	(7,012)	(1,487)
Operating lease liabilities	(3,460)	(3,552)
Net cash provided by (used in) operating activities	14,559	(33,080)
Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	242,067	336,801
Purchases of short-term investments	(168,307)	(290,836)
Capitalization of internal-use software	(14,274)	(11,957)
Acquisition of businesses, net of cash acquired	(80,277)	(11,392)
Purchases of property and equipment	(1,616)	(1,236)
Purchases of intangible assets	(508)	(1,118)
Proceeds from the sale of property and equipment	13	31
Net cash provided by (used in) investing activities	(22,902)	20,293
Cash flows from financing activities
Proceeds from issuance of long-term debt, net of issuance costs	152,277	—
Payment of deferred financing costs	(2,152)	—
Repayment of debt	(959)	—
Proceeds from employee stock purchase plan	2,411	3,588
Proceeds from exercise of stock options	169	950
Repurchase of common stock	—	(1,808)
Net cash provided by (used in) financing activities	151,746	2,730
Effect of exchange rate changes on cash and cash equivalents	(34)	21
Net increase (decrease) in cash and cash equivalents	143,369	(10,036)
Cash and cash equivalents at beginning of period	106,276	116,312
Cash and cash equivalents at end of period	$249,645	$106,276

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, adding back stock-based compensation, acquisition-related costs, net, and restructuring costs as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and certain other non-recurring operating expenses, and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses.
The following is a reconciliation of our Adjusted Gross Profit and Adjusted Gross Margin, in total and for technology and professional services, to gross profit and gross margin, the most directly comparable financial measures calculated in accordance with GAAP, for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31, 2024
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$51,598	$28,008	$79,606
Cost of revenue, excluding depreciation and amortization	(18,821)	(26,094)	(44,915)
Amortization of intangible assets, cost of revenue	(3,455)	—	(3,455)
Depreciation of property and equipment, cost of revenue	(2,618)	—	(2,618)
Gross profit	26,704	1,914	28,618
Gross margin	52%	7%	36%
Add:
Amortization of intangible assets, cost of revenue	3,455	—	3,455
Depreciation of property and equipment, cost of revenue	2,618	—	2,618
Stock-based compensation	494	1,759	2,253
Acquisition-related costs, net(1)	74	103	177
Adjusted Gross Profit	$33,345	$3,776	$37,121
Adjusted Gross Margin	65%	13%	47%
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(1) Acquisition-related costs, net include deferred retention expenses attributable to the Lumeon, Carevive, ARMUS, and KPI Ninja acquisitions.

	Three Months Ended December 31, 2023
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$47,100	$27,984	$75,084
Cost of revenue, excluding depreciation and amortization	(16,719)	(27,857)	(44,576)
Amortization of intangible assets, cost of revenue	(4,370)	—	(4,370)
Depreciation of property and equipment, cost of revenue	(2,236)	—	(2,236)
Gross profit	23,775	127	23,902
Gross margin	50%	—%	32%
Add:
Amortization of intangible assets, cost of revenue	4,370	—	4,370
Depreciation of property and equipment, cost of revenue	2,236	—	2,236
Stock-based compensation	458	1,687	2,145
Acquisition-related costs, net(1)	65	93	158
Restructuring costs(2)	484	1,398	1,882
Adjusted Gross Profit	$31,388	$3,305	$34,693
Adjusted Gross Margin	67%	12%	46%
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(1)Acquisition-related costs, net include deferred retention expenses following the ARMUS and KPI Ninja acquisitions.
(2)Restructuring costs include severance and other team member costs from workforce reductions.

	Twelve Months Ended December 31, 2024
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$194,852	$111,732	$306,584
Cost of revenue, excluding depreciation and amortization	(67,812)	(97,993)	(165,805)
Amortization of intangible assets, cost of revenue	(16,150)	—	(16,150)
Depreciation of property and equipment, cost of revenue	(10,126)	—	(10,126)
Gross profit	100,764	13,739	114,503
Gross margin	52%	12%	37%
Add:
Amortization of intangible assets, cost of revenue	16,150	—	16,150
Depreciation of property and equipment, cost of revenue	10,126	—	10,126
Stock-based compensation	1,700	6,041	7,741
Acquisition-related costs, net(1)	320	433	753
Restructuring costs(2)	79	181	260
Adjusted Gross Profit	$129,139	$20,394	$149,533
Adjusted Gross Margin	66%	18%	49%
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(1) Acquisition-related costs, net include deferred retention expenses attributable to the Lumeon, Carevive, ARMUS, and KPI Ninja acquisitions.
(2) Restructuring costs include severance and other team member costs from workforce reductions.

	Twelve Months Ended December 31, 2023
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$187,583	$108,355	$295,938
Cost of revenue, excluding depreciation and amortization	(62,474)	(101,631)	(164,105)
Amortization of intangible assets, cost of revenue	(18,742)	—	(18,742)
Depreciation of property and equipment, cost of revenue	(9,089)	—	(9,089)
Gross profit	97,278	6,724	104,002
Gross margin	52%	6%	35%
Add:
Amortization of intangible assets, cost of revenue	18,742	—	18,742
Depreciation of property and equipment, cost of revenue	9,089	—	9,089
Stock-based compensation	1,866	7,369	9,235
Acquisition-related costs, net(1)	273	391	664
Restructuring costs(2)	496	1,832	2,328
Adjusted Gross Profit	$127,744	$16,316	$144,060
Adjusted Gross Margin	68%	15%	49%
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(1)Acquisition-related costs, net include deferred retention expenses following the ARMUS, KPI Ninja, and Twistle acquisitions.
(2)Restructuring costs include severance and other team member costs from workforce reductions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other (income) expense, net, (ii) income tax provision (benefit), (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, including the fair change in value of contingent consideration liabilities for potential earn-out payments, (vi) litigation costs, (vii) restructuring costs, and (viii) non-recurring lease-related charges. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring costs, litigation costs, and non-recurring lease-related charges allows for more meaningful comparisons between operating results from period to period as this is separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net loss	$(20,673)	$(30,312)	$(69,502)	$(118,147)
Add:
Interest and other (income) expense, net	2,548	(2,616)	(637)	(9,106)
Income tax provision	625	143	333	356
Depreciation and amortization	10,266	10,304	41,431	42,223
Stock-based compensation	10,812	13,011	40,128	55,756
Acquisition-related costs, net(1)	4,333	2,655	10,064	5,757
Litigation costs(2)	—	—	—	21,279
Restructuring costs(3)	—	6,767	2,088	8,822
Non-recurring lease-related charges(4)	—	1,400	2,200	4,081
Adjusted EBITDA	$7,911	$1,352	$26,105	$11,021
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(1)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Notes 1, 2, and 7 in our consolidated financial statements.
(2)Litigation costs include costs related to litigation that are outside the ordinary course of our business. For additional details, refer to Note 16 in our consolidated financial statements.
(3)Restructuring costs include severance and other team member costs from workforce reductions, impairment of discontinued capitalized software projects, and other miscellaneous charges. For additional details, refer to Note 11 in our consolidated financial statements.
(4)Non-recurring lease-related charges includes lease-related impairment charges for the subleased portion of our corporate headquarters. For additional details refer to Note 9 in our consolidated financial statements.

Adjusted Net Income and Adjusted Net Income Per Share

Adjusted Net Income is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) acquisition-related costs, net, including the deferred tax valuation allowance release from acquisitions, (iv) litigation costs, (v) restructuring costs, (vi) non-recurring lease-related charges, and (vii) non-cash interest expense related to our convertible senior notes. We believe Adjusted Net Income provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted Net Income, for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(20,673)	$(30,312)	$(69,502)	$(118,147)
Add:
Stock-based compensation	10,812	13,011	40,128	55,756
Amortization of acquired intangibles	7,029	7,243	28,654	29,636
Acquisition-related costs, net(1)	4,333	2,655	10,064	5,757
Litigation costs(2)	—	—	—	21,279
Restructuring costs(3)	—	6,767	2,088	8,822
Non-recurring lease-related charges(4)	—	1,400	2,200	4,081
Non-cash interest expense related to debt	1,178	379	3,256	1,511
Adjusted Net Income	$2,679	$1,143	$16,888	$8,695
Denominator:
Weighted-average number of shares used in calculating net loss per share, basic	62,376,784	57,476,187	60,184,920	56,418,397
Non-GAAP weighted-average effect of dilutive securities	536,029	283,805	305,370	666,488
Non-GAAP weighted-average number of shares used in calculating Adjusted Net Income per share, diluted	62,912,813	57,759,992	60,490,290	57,084,885

Net loss per share, basic and diluted	$(0.33)	$(0.53)	$(1.15)	$(2.09)
Adjusted Net Income per share, basic	$0.04	$0.02	$0.28	$0.15
Adjusted Net Income per share, diluted	$0.04	$0.02	$0.28	$0.15
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(1)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, changes in fair value of contingent consideration liabilities for potential earn-out payments, and the deferred tax valuation allowance release from acquisitions. For additional details refer to Notes 1, 2, 7, and 15 in our consolidated financial statements.
(2)Litigation costs include costs related to litigation that are outside the ordinary course of our business. For additional details, refer to Note 16 in our consolidated financial statements.
(3)Restructuring costs include severance and other team member costs from workforce reductions, impairment of discontinued capitalized software projects, and other miscellaneous charges. For additional details, refer to Note 11 in our consolidated financial statements.
(4)Includes the lease-related impairment charge for the subleased portion of our corporate headquarters. For additional details refer to Note 9 in our consolidated financial statements.

Health Catalyst Investor Relations Contact:
Jack Knight
Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

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Amanda Flanders
SVP, Marketing and Communications
media@healthcatalyst.com